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                                                       EXHIBIT 23.3

                             PAUL B. RADLER & ASSOCIATES
                             Certified Public Accountants
                                   305 Palmer Road
                              Denville, New Jersey 07834




The Board of Directors
Compost America Holding Company, Inc.
320 Grand Avenue
Englewood, New Jersey 07631




We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Paul B. Radler & Associates

PAUL B. RADLER & ASSOCIATES


Denville, New Jersey
February 26, 1998